UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

MUELLER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Schilling Blvd.
Suite 100
Collierville, Tennessee	38017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	MLI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2024, Mueller Industries, Inc. (the “Buyer”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with (i) Raymond Hott, Melissa Spellman, The Melissa W. Spellman Trust DTD 9/28/12, Renee Kozin, Julie Hott and Rebecca Hott (the “Sellers”), (ii) Nehring Electrical Works Company (“Nehring”) and (iii) certain of Nehring’s affiliated entities (collectively with Nehring, the “Companies”) providing for the purchase by the Buyer and the sale by the Sellers of all of the outstanding equity interests (the “Purchased Equity”) of the Companies. The acquisition is expected to close during the second quarter of 2024 following the satisfaction of, and subject to, regulatory approval and customary conditions.

The aggregate consideration to be paid by the Buyer to the Sellers for the Purchased Equity consists of approximately $575 million in cash in immediately available funds, subject to customary purchase price adjustments, plus an additional $25 million earn out. The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference.

Item 8.01	Other Events

On April 22, 2024, Mueller Industries, Inc. issued a press release announcing its execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Equity Purchase Agreement by and among Unified Wire & Cable LLC, Conex Cable, LLC, Nehring Electrical Works Company, Express Wire and Cable Distributors, Inc., Wurlitzer Dietz Property LLC, Peace Road Properties, LLC and Locust Properties, LLC, the Sellers named therein, Mueller Industries, Inc., and Raymond Hott, as Representative of the Sellers, dated as of April 19, 2024.*

99.1	Press Release, dated April 22, 2024, issued by Mueller Industries, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and certain exhibits have been omitted pursuant to Items 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The issuer hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/s/ Jeffrey A. Martin
Name:	Jeffrey A. Martin
Title:	Chief Financial Officer and Treasurer

Date: April 23, 2024